Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-261930, 333-163431 and 333-171778) of Hallador Energy Company (the "Company") of our report dated March 28, 2022, except for Note 18, as to which the date is March 16, 2023, relating to the financial statements as of and for the year ended December 31, 2021, which appears in this Form 10-K.

/S/PLANTE & MORAN, PLLC

Denver, Colorado

March 16, 2023